Exhibit 99.1

Apollo Investment Corporation
Announces Quarterly Financial Results, Senior Management Changes, Quarterly Dividend & Considers Raising Additional Equity

•	Reports Net Assets of $1.6 billion and Net Asset Value per share of $8.16 as of December 31, 2011 and Net Investment Income of $0.20 per share for the quarter ended December 31, 2011
•	Names Respected Industry Veteran Edward Goldthorpe as President
•	Seeks to Capitalize on Current Market Opportunities by Providing Diverse Array of Private Debt Market Investment Solutions
•	Declares a Dividend of $0.20 per share for the Fiscal Fourth Quarter of 2012
•	Considers an Equity Capital Raise with Support from Apollo Global Management and Related Fee Waiver from Apollo Investment Management

NEW YORK— February 8, 2012—Apollo Investment Corporation (NASDAQ-GS: AINV) or the “Company”, “Apollo Investment”, “we” or “our” today announces financial results for its fiscal quarter ended December 30, 2011. Our net investment income was $0.20 per share for the quarter ended December 31, 2011 and net asset value (“NAV”) was $8.16 per share as of December 31, 2011.

The Board announced today that Mr. Edward Goldthorpe will be joining Apollo Investment Corporation as its President, succeeding Mr. Patrick Dalton, who formerly held positions as President and Chief Operating Officer.  Mr. Edward Goldthorpe will also replace Mr. Dalton as Chief Investment Officer of our investment adviser.  The Company announced that its Board of Directors has appointed Mr. James Zelter as the Company's interim President, effective immediately. He will also serve as interim CIO of Apollo Investment Management until Mr. Goldthorpe joins, which is expected to occur in the next 90 days.  Mr. Zelter will retain his position as Chief Executive Officer of the Company.  Apollo Investment also announced that its Board of Directors has appointed Mr. Gene Donnelly, Apollo Global Management, LLC’s CFO, as interim CFO and Treasurer for the Company.  Mr. Donnelly succeeds Mr. Richard Peteka who formerly served as the Company’s CFO and Treasurer.  Mr. Donnelly will serve as interim CFO and Treasurer until a permanent replacement has been appointed by the Board. The Board also named Ms. Eileen Patrick as the Executive Vice President of Corporate Strategy for the Company.  In this newly created role, Ms. Patrick will assist in the execution of Apollo Investment Corporation’s strategic expansion during this period of transition.

In order to capitalize on various proprietary market opportunities and to maintain an appropriate capital structure, the Board has authorized management to explore whether the Company should raise up to $200 million of additional equity capital, which may be conducted, among other means, through either a marketed deal or a rights offering. Apollo Global Management has informed the Company that it intends to support AINV’s equity capital raise, which in the case of a rights offering could include the exercise of oversubscription rights as a backstop for up to $50 million. In further support of an equity offering, Apollo Investment Management has informed the Company that it intends to waive its management and incentive fees associated with any shares issued through this offering. Additionally, Apollo Global Management may also purchase shares of AINV in the open market.

The Company also announced that its Board of Directors has declared for the fourth fiscal quarter of 2012 a dividend of $0.20 per share, payable on April 3, 2012 to stockholders of record as of February 18, 2012.  We believe having a dividend that is more closely aligned with net investment income per share is prudent and appropriate.  The specific tax characteristics of this dividend will be reported to stockholders on Form 1099 after the end of the calendar year.

Mr. Zelter, Apollo Investment Corporation’s Chief Executive Officer, said, “Since the onset of the global credit crisis, we believe the role of business development companies such as Apollo Investment Corporation has become increasingly important, filling the gap left by banks and traditional financial services companies.  Prior to the credit crisis, AINV focused primarily on providing acquisition financing to middle market private equity sponsors. Today, we believe the growing void in the capital markets creates attractive opportunities for our business.  Consequently, we intend to expand our footprint to provide a wider array of proprietary private financing solutions for companies across a broad spectrum of industries and situations. The changes we have announced today, including more closely aligning our dividend with our net investment income and our decision to explore the raising of additional equity capital, are designed to reposition us to grow our business in the current environment.”

Mr. Zelter continued, “We are very pleased that industry veteran Edward Goldthorpe has agreed to join the senior management team at AINV, and we are confident he will play a major role in driving growth and value creation for the Company. Broadly speaking, we believe the changes we have made will enable us to capitalize on the meaningful opportunities we see in the current market and generate attractive risk-adjusted returns for our shareholders.”

ABOUT EDWARD J. GOLDTHORPE:

Mr. Goldthorpe was most recently with Goldman Sachs for the past 13 years, where he served as a Managing Director with the Bank Loan Distressed Investing Desk (2009-2012), and prior to that Mr. Goldthorpe was a Managing Director with the Special Situations Group within the firm’s Securities Division (2005-2009).  Previously, Mr. Goldthorpe was a Vice President in the High Yield Distressed Group (2001-2005), an analyst in the Merchant Banking Division (2000-2001), and an analyst in the Investment Banking Division (1999-2000).

FINANCIAL HIGHLIGHTS FOR THE QUARTER ENDED DECEMBER 31, 2011:

At December 31, 2011:

Total Assets:  $2.9 billion
Investment Portfolio:  $2.8 billion
Net Assets:  $1.6 billion
Net Asset Value per share: $8.16

Portfolio Activity for the Quarter Ended December 31, 2011:

Investments made during the quarter: $95 million
Number of new portfolio companies invested: 3
Investments sold or prepaid during the quarter: $175 million
Number of portfolio company exits: 5

Operating Results for the Quarter Ended December 31, 2011 (in thousands, except per share amounts):

Net investment income: $38,538
Net realized and unrealized gain: $25,159
Net increase in net assets from operations: $63,697

Net investment income per share: $0.20
Net realized and unrealized gain per share: $0.12
Earnings per share – basic: $0.32
Earnings per share – diluted: $0.31

CONFERENCE CALL / WEBCAST AT 11:00 AM EST ON FEBRUARY 8, 2012

The Company will host a conference call at 11:00 a.m. (Eastern Standard Time) on Wednesday, February 8, 2012 to present third fiscal quarter results.  All interested parties are welcome to participate in the conference call by dialing (888) 802-8579 approximately 5-10 minutes prior to the call, international callers should dial (973) 633-6740.  Participants should reference Apollo Investment Corporation or Conference ID: 40610975 when prompted.  Following the call you may access a replay of the event either telephonically or via audio webcast.  The telephonic replay will be available through February 22, 2012 by calling (800) 585-8367; international callers please dial (404) 537-3406, reference pin #40610975.  The audio webcast will be available later that same day.  To access the audio webcast please visit the Event Calendar in the Investor Relations section of our website at www.apolloic.com.

PORTFOLIO AND INVESTMENT ACTIVITY

During the three months ended December 31, 2011, we invested $95 million across 3 new and 6 existing portfolio companies, through a combination of primary and secondary market purchases.  This compares to investing $382 million in 8 new and 3 existing portfolio companies for the three months ended December 31, 2010.  Investments sold or prepaid during the three months ended December 31, 2011 totaled $175 million versus $481 million for the three months ended December 31, 2010.

At December 31, 2011, our portfolio consisted of 67 portfolio companies and was invested 29% in senior secured loans, 60% in subordinated debt, 1% in preferred equity and 10% in common equity and warrants measured at fair value versus 69 portfolio companies invested 29% in senior secured loans, 62% in subordinated debt, 1% in preferred equity and 8% in common equity and warrants at December 31, 2010.

The weighted average yields on our senior secured loan portfolio, subordinated debt portfolio and total debt portfolio as of December 31, 2011 at our current cost basis were 9.7%, 12.6% and 11.7%, respectively.  At December 31, 2010, the yields were 8.7%, 12.9% and 11.5%, respectively.

Since the initial public offering of Apollo Investment in April 2004 and through December 31, 2011, invested capital totaled over $8.6 billion in 164 portfolio companies. Over the same period, Apollo Investment completed transactions with more than 100 different financial sponsors.

At December 31, 2011, 66% or $1.7 billion of our income-bearing investment portfolio is fixed rate and 34% or $0.8 billion is floating rate, measured at fair value.  On a cost basis, 65% or $1.8 billion of our income-bearing investment portfolio is fixed rate and 35% or $1.0 billion is floating rate.  At December 31, 2010, 63% or $1.7 billion of our income-bearing investment portfolio was fixed rate and 37% or $1.0 billion was floating rate.  On a cost basis, 63% or $1.8 billion of our income-bearing investment portfolio was fixed rate and 37% or $1.0 billion was floating rate.

RESULTS OF OPERATIONS

Results comparisons below are for the three and nine months ended December 31, 2011 and December 31, 2010.

Investment Income

For the three and nine months ended December 31, 2011, gross investment income totaled $83.8 million and $272.4 million, respectively.  For the three and nine months ended December 31, 2010, gross investment income totaled $94.3 million and $264.1 million, respectively.  The decrease in gross investment income for the three months ended December 31, 2011 as compared to the three months ended December 31, 2010 was primarily due to a decrease in the receipt of prepayment premiums and other deal related income.  The increase in gross investment income for the nine months ended December 31, 2011 as compared to the nine months ended December 31, 2010 was primarily due to an increase in the receipt of prepayment premiums and other deal related income.

Expenses

Expenses totaled $45.3 million and $140.7 million, respectively, for the three and nine months ended December 31, 2011, of which $24.3 million and $75.6 million, respectively, were base management fees and performance-based incentive fees and $16.9 million and $50.2 million, respectively, were interest and other debt expenses.  Administrative services and other general and administrative expenses totaled $4.0 million and $14.9 million, respectively, for the three and nine months ended December 31, 2011. Expenses totaled $44.2 million and $122.9 million, respectively, for the three and nine months ended December 31, 2010, of which $27.7 million and $80.1 million, respectively, were base management fees and performance-based incentive fees and $13.4 million and $34.1 million, respectively, were interest and other debt expenses.  Administrative services and other general and administrative expenses totaled $3.0 million and $8.8 million, respectively, for the three and nine months ended December 31, 2010. Expenses consist of base investment advisory and management fees, insurance expenses, administrative services fees, legal fees, directors’ fees, audit and tax services expenses, and other general and administrative expenses.  The increase in expenses from the December 2010 periods to the December 2011 periods was primarily due to an increase in interest expense as our average interest cost in the current periods is over 100 basis points higher than in the year ago periods and the average debt outstanding is roughly $150 million higher on a year over year basis.  The increase in average interest cost resulted from the issuance of new tranches of long-term fixed rate debt in periods during and subsequent to the three and nine month periods ended December 31, 2010. In addition, in the nine month period ended December 31, 2011, the Company recognized approximately $4.0 million in net non-recurring expenses, including legal and other professional expenses of $4.7 million net of a non-recurring reduction of administrative expenses.

Net Investment Income

The Company’s net investment income totaled $38.5 million and $131.7 million, or $0.20 and $0.67, per average basic share, respectively, for the three and nine months ended December 31, 2011. The Company’s net investment income totaled $50.1 million and $141.1 million, or $0.26 and $0.73, per average basic share, respectively, for the three and nine months ended December 31, 2010.

Net Realized Losses

The Company had investment sales and prepayments totaling $175 million and $1.3 billion, respectively, for the three and nine months ended December 31, 2011. The Company had investment sales and prepayments totaling $481 million and $722 million, respectively, for the three and nine months ended December 31, 2010.   Net realized losses for the three and nine months ended December 31, 2011 were $275.0 million and $341.1 million, respectively.  For the three and nine months ended December 31, 2010, net realized losses totaled $64.9 million and $150.5 million, respectively.  Net realized losses for the three and nine month periods ended December 31, 2011 were primarily derived from the exits of select investments, specifically Grand Prix Holdings, which accounted for $274 million of the realized loss totals, but also included Playpower Holdings, TL Acquisitions and FSC Holdings.  The realized losses incurred upon the exit of these investments reversed out previously reported unrealized losses.  Net realized losses for the three and nine months ended December 31, 2010 were primarily derived from selective exits and restructurings of underperforming investments.

Net Unrealized Appreciation (Depreciation) on Investments, Cash Equivalents and Foreign Currencies

For the three and nine months ended December 31, 2011, net change in unrealized appreciation on the Company’s investments, cash equivalents, foreign currencies and other assets and liabilities totaled $300.2 million and $5.9 million, respectively.  For the three and nine months ended December 31, 2010, net change in unrealized appreciation on the Company’s investments, cash equivalents, foreign currencies and other assets and liabilities totaled $99.3 million and $77.7 million, respectively. For the three months ended December 31, 2011, the increase in unrealized appreciation was mainly derived from the reclassification of $274 million of previously recognized unrealized depreciation on our investment in Grand Prix Holdings to a realized loss.   For the nine months ended December 31, 2011, the change in unrealized depreciation was comprised of the impact from Grand Prix Holdings together with the general decline in capital market conditions during the period.  For the three and nine months ended December 31, 2010, net unrealized appreciation was impacted by net changes in specific portfolio company fundamentals and stronger capital market conditions.

Net Increase (Decrease) in Net Assets From Operations

For the three months ended December 31, 2011, the Company had a net increase in net assets resulting from operations of $63.7 million.  For the nine months ended December 31, 2011, the Company had a net decrease in net assets resulting from operations of $203.5 million.  For the three and nine months ended December 31, 2010, the Company had a net increase in net assets resulting from operations of $84.5 million and $68.4 million, respectively.  For the three months ended December 31, 2011 basic and diluted earnings per average share were $0.32 and $0.31, respectively.  For the nine months ended December 31, 2011, basic and diluted losses per average share were $1.04 and $1.04, respectively.  The basic and diluted earnings per average share were $0.43 and $0.36 for the three and nine months ended December 31, 2010.

LIQUIDITY AND CAPITAL RESOURCES

The Company’s liquidity and capital resources are generated and generally available through periodic follow-on equity and debt offerings, our senior secured, multi-currency $1.254 billion revolving credit facility maturing on April 12, 2013 (see note 10 within the Notes to Financial Statements) (the “Facility”), our senior secured notes, investments in special purpose entities in which we hold and finance particular investments on a non-recourse basis, as well as from cash flows from operations, investment sales of liquid assets and prepayments of senior and subordinated loans and income earned from investments.  The Company also has investments in its portfolio that contain PIK provisions. PIK investments offer issuers the option at each payment date of making payments in cash or in additional securities.  When additional securities are received, they typically have the same terms, including maturity dates and interest rates as the original securities issued.  On these payment dates, the Company capitalizes the accrued interest or dividends receivable (reflecting such amounts as the basis in the additional securities received). PIK generally becomes due at maturity of the investment or upon the investment being called by the issuer. In order to maintain the Company’s status as a RIC, this non-cash source of income must be paid out to stockholders annually in the form of dividends, even though the Company has not yet collected the cash.  For the nine months ended December 31, 2011, accrued PIK totaled $13.1 million, on total investment income of $272.4 million.  On April 13, 2011, $380 million of commitments on the Facility matured.  At December 31, 2011, the Company had $743 million in borrowings outstanding on its Facility and $511 million of unused capacity.  As of December 31, 2011, aggregate lender commitments under the Facility total $1.254 billion.

On May 3, 2010, the Company closed on its most recent follow-on public equity offering of 17.25 million shares of common stock at $12.40 per share raising approximately $204 million in net proceeds.  In the future, the Company may raise additional equity or debt capital, among other considerations.  The primary use of funds will be investments in portfolio companies, reductions in debt outstanding and other general corporate purposes, including the payment of interest, fees or distributions to shareholders.

On September 30, 2010, the Company entered into a note purchase agreement, providing for a private placement issuance of $225 million in aggregate principal amount of five-year, senior secured notes with a fixed interest rate of 6.25% and a maturity date of October 4, 2015 (the “Senior Secured Notes”).  On October 4, 2010, the Senior Secured Notes were sold to certain institutional accredited investors pursuant to an exemption from registration under the Securities Act of 1933, as amended. Interest on the Senior Secured Notes will be due semi-annually on April 4 and October 4, commencing on April 4, 2011. The proceeds from the issuance of the Senior Secured Notes were primarily used to reduce other outstanding borrowings and/or commitments on the Company's Facility.

On January 25, 2011, the Company closed a private offering of $200 million aggregate principal amount of senior unsecured convertible notes (the “Convertible Notes”).  The Convertible Notes were issued in a private placement only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933.  The Convertible Notes bear interest at an annual rate of 5.75%, payable semi-annually in arrears on January 15 and July 15 of each year, commencing on July 15, 2011.  The Convertible Notes will mature on January 15, 2016 unless earlier converted or repurchased at the holder’s option. Prior to December 15, 2015, the Convertible Notes will be convertible only upon certain corporate reorganizations, dilutive recapitalizations or dividends, or if, during specified periods our shares trade at more than 130% of the then applicable conversion price or the Convertible Notes trade at less than 97% of their conversion value and, thereafter, at any time.  The Convertible Notes will be convertible by the holders into shares of common stock, initially at a conversion rate of 72.7405 shares of the Company’s common stock per $1,000 principal amount of Convertible Notes (14,548,100 common shares) corresponding to an initial conversion price per share of approximately $13.75, which represents a premium of 17.5% to the $11.70 per share closing price of the Company’s common stock on The NASDAQ Global Select Market on January 19, 2011.  The conversion rate will be subject to adjustment upon certain events, such as stock splits and combinations, mergers, spin-offs, increases in dividends in excess of $0.28 per share per quarter and certain changes in control.  Certain of these adjustments, including adjustments for increases in dividends, are subject to a conversion price floor of $11.70 per share.  The Convertible Notes are senior unsecured obligations and rank senior in right of payment to our existing and future indebtedness that is expressly subordinated in right of payment to the Convertible Notes; equal in right of payment to our existing and future unsecured indebtedness that is not so subordinated; effectively junior in right of payment to any of our secured indebtedness (including existing unsecured indebtedness that we later secure) to the extent of the value of the assets securing such indebtedness; and structurally junior to all existing and future indebtedness (including trade payables) incurred by our subsidiaries, financing vehicles or similar facilities.

On August 11, 2011, the Company adopted a plan for the purpose of repurchasing up to $200 million of its common stock in accordance with the guidelines specified in Rule 10b-18 and Rule 10b5-1 of the Securities Exchange Act of 1934. The Company's plan was designed to allow it to repurchase its shares both during its open window periods and at times when it otherwise might be prevented from doing so under insider trading laws or because of self-imposed trading blackout periods. A broker selected by the Company will have the authority under the terms and limitations specified in the plan to repurchase shares on the Company's behalf in accordance with the terms of the plan. Repurchases are subject to SEC regulations as well as certain price, market volume and timing constraints specified in the plan.  While the portion of the plan reliant on Rule 10b-18 remains in effect, the portion reliant on Rule 10b5-1 is subject to periodic renewal and is not currently in effect. As of December 31, 2011, no shares have been repurchased.

On September 29, 2011, the Company closed a private offering of $45 million aggregate principal amount of senior secured notes (the “Notes”) consisting of two series:  (1) 5.875% Senior Secured Notes, Series A, of the Company due September 29, 2016 in the aggregate principal amount of $29 million; and (2) 6.250% Senior Secured Notes, Series B, of the Company due September 29, 2018, in the aggregate principal amount of $16 million. The Notes were issued in a private placement only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. The net proceeds from the offering of Notes are intended to be used to fund new portfolio investments, reduce outstanding borrowings on the Company’s Facility and for general corporate purposes, including the payment of interest, fees or distributions to shareholders.

APOLLO INVESTMENT CORPORATION
STATEMENTS OF ASSETS AND LIABILITIES
(in thousands, except per share amounts)

	December 31, 2011 (unaudited)	March 31, 2011
Assets
Non-controlled/non-affiliated investments, at value (cost—$2,813,436 and $2,900,378, respectively)	$2,577,312	$2,901,295
Non-controlled/affiliated investments, at value (cost—$0 and $22,407, respectively)	—	37,295
Controlled investments, at value (cost—$221,639 and $376,051, respectively)	201,543	111,568
Cash	—	5,471
Foreign currency (cost—$632 and $881, respectively)	635	883
Receivable for investments sold	81,810	13,461
Interest receivable	60,505	45,686
Dividends receivable	13	5,131
Miscellaneous income receivable	1,216	—
Receivable from investment adviser	—	576
Prepaid expenses and other assets	19,902	27,447
Total assets	$2,942,936	$3,148,813

Liabilities
Debt	$1,213,185	$1,053,443
Payable for investments purchased	25,000	37,382
Dividends payable	55,172	54,740
Management and performance-based incentive fees payable)	24,327	27,553
Interest payable	10,614	9,703
Accrued administrative expenses	2,502	1,738
Other liabilities and accrued expenses	2,665	3,223
Due to custodian	2,064	—
Total liabilities	$1,335,529	$1,187,782

Net Assets
Common stock, par value $.001 per share, 400,000 and 400,000 common shares authorized, respectively, and 197,043 and 195,502 issued and outstanding, respectively	$197	$196
Paid-in capital in excess of par	2,886,449	2,871,559
Undistributed net investment income	23,271	56,557
Accumulated net realized loss	(1,055,001)	(713,873)
Net unrealized depreciation	(247,509)	(253,408)
Total net assets	$1,607,407	$1,961,031
Total liabilities and net assets	$2,942,936	$3,148,813
Net Asset Value Per Share	$8.16	$10.03

APOLLO INVESTMENT CORPORATION
STATEMENTS OF OPERATIONS (unaudited)
(in thousands, except per share amounts)

	Three months ended		Nine months ended
	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010
INVESTMENT INCOME:
From non-controlled/non-affiliated investments:
Interest	$77,220	$83,820	$238,264	$233,166
Dividends	1,125	992	5,410	3,712
Other income	3,521	6,650	16,761	11,958
From non-controlled/affiliated investments:
Interest	—	2,746	899	9,088
From controlled investments:
Interest	1,297	—	2,565	—
Dividends	652	—	8,489	6,031
Other income	—	110	—	110
Total Investment Income	$83,815	$94,318	$272,388	$264,065

EXPENSES:
Management fees	$14,693	$15,203	$46,171	$44,787
Performance-based incentive fees	9,634	12,532	29,398	35,284
Interest and other debt expenses	16,926	13,433	50,222	34,079
Administrative services expense	1,500	1,540	3,887	4,348
Other general and administrative expenses	2,524	1,484	10,978	4,432
Total expenses	45,277	44,192	140,656	122,930
Net investment income	$38,538	$50,126	$131,732	$141,135

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS, CASH EQUIVALENTS AND FOREIGN CURRENCIES:
Net realized gain (loss):
Non-controlled/non-affiliated investments and cash equivalents	$(1,746)	$(55,650)	$(85,208)	$(142,777)
Non-controlled/affiliated investments	167	—	19,039	—
Controlled investments	(274,452)	—	(274,452)	—
Foreign currencies	1,036	(9,289)	(507)	(7,673)
Net realized loss	(274,995)	(64,939)	(341,128)	(150,450)

Net change in unrealized gain (loss):
Investments and cash equivalents	298,005	89,088	(7,464)	71,140
Foreign currencies	2,149	10,229	13,363	6,535
Net change in unrealized gain (loss)	300,154	99,317	5,899	77,675
Net realized and unrealized gain (loss) from investments, cash equivalents and foreign currencies	25,159	34,378	(335,229)	(72,775)
NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS	$63,697	$84,504	$(203,497)	$68,360
EARNINGS (LOSS) PER SHARE
BASIC	$0.32	$0.43	$(1.04)	$0.36
DILUTED	$0.31	$0.43	$(1.04)	$0.36

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About Apollo Investment Corporation

Apollo Investment Corporation is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company's investment portfolio is principally in middle-market private companies. From time to time, the Company may also invest in public companies.  The Company invests primarily in senior secured loans and mezzanine loans and equity in furtherance of its business plan. Apollo Investment Corporation is managed by Apollo Investment Management, L.P., an affiliate of Apollo Management, L.P., a leading private equity investor.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements involve risks and uncertainties, including, but not limited to, statements as to our future operating results; our business prospects and the prospects of our portfolio companies; the impact of investments that we expect to make; the dependence of our future success on the general economy and its impact on the industries in which we invest; the ability of our portfolio companies to achieve their objectives; our expected financings and investments; the adequacy of our cash resources and working capital; and the timing of cash flows, if any, from the operations of our portfolio companies.

We may use words such as “anticipates,” “believes,” “expects,” “intends”, “will”, “should,” “may” and similar expressions to identify forward-looking statements.  Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations.  Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made.  We do not undertake to update our forward-looking statements unless required by law.

CONTACT:  Elizabeth Besen of Apollo Investment Corporation, (212) 822-0625